Exhibit 5.2

[Letterhead of Richards, Layton & Finger, P.A.]

October 23, 2006

BA Credit Card Funding, LLC

Hearst Tower 214 North Tryon Street

Suite # 21-39, NC1-027-21-04

Charlotte, North Carolina 28255

Re:	BA Credit Card Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel for FIA Card Services, National Association, a national banking association (the “Bank”), and BA Credit Card Funding, LLC, a Delaware limited liability company (“Funding”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed by Funding with the Securities and Exchange Commission on October 23, 2006 under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of series (each, a “Series”) of notes (collectively, the “Notes”), representing obligations of BA Credit Card Trust, a Delaware statutory trust (the “Trust”), to be issued pursuant to the Indenture (as hereinafter defined). At your request, this opinion is being furnished to you.

We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a) The Certificate of Trust of the Trust, effective on May 4, 2001, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on May 4, 2001, as amended and restated by the Amended and Restated Certificate of Trust of the Trust, effective on June 10, 2006, as filed in the office of the Secretary of State on June 9, 2006 (as so amended and restated, the “Certificate of Trust”);

(b) The Trust Agreement of the Trust, dated as of May 4, 2001, between the Bank, as beneficiary, and Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the “Owner Trustee”);

FIA Card Services, National Association

BA Credit Card Funding, LLC

October 23, 2006

(c) The Amended and Restated Trust Agreement of the Trust, dated as of May 24, 2001, as amended by the First Amendment thereto, dated as of July 12, 2001, the Second Amendment thereto, dated as of August 1, 2002, the Third Amendment thereto, dated as of June 27, 2003, and the Fourth Amendment thereto, dated as of January 27, 2006, each between the Bank, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust;

(d) The Second Amended and Restated Trust Agreement of the Trust, dated as of June 10, 2006, between the Bank, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust;

(e) The Third Amended and Restated Trust Agreement of the Trust, dated as of October 20, 2006 (the “Trust Agreement”), between Funding, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust and the Bank;

(f) The Second Amended and Restated Indenture, dated as of October 20, 2006 (the “Master Indenture”), between the Trust, as issuer, and The Bank of New York, a New York banking corporation, as indenture trustee (the “Indenture Trustee”), and acknowledged and accepted by the Bank, as supplemented by the Amended and Restated BAseries Indenture Supplement, dated as of June 10, 2006 (the “Indenture Supplement”), between the Trust, as issuer, and the Indenture Trustee (the Master Indenture, as supplemented by the Indenture Supplement, is hereinafter referred to as the “Indenture”);

(g) The Registration Statement, including a related prospectus (the “Prospectus”), and related prospectus supplement;

(h) A certificate of the Trust, dated October 23, 2006, as to certain matters;

(i) A certificate of an officer of the Bank, dated October 23, 2006, as to certain matters;

(j) A certificate of an officer of Funding, dated October 23, 2006, as to certain matters;

(k) A Certificate of Corporate Existence for the Bank, obtained from the Comptroller of the Currency;

(l) A Certificate of Good Standing for Funding, dated October 23, 2006, obtained from the Secretary of State; and

(m) A Certificate of Good Standing for the Trust, dated October 23, 2006, obtained from the Secretary of State.

FIA Card Services, National Association

BA Credit Card Funding, LLC

October 23, 2006

We have obtained or have been furnished with, and have relied upon with respect to factual matters, such certificates, advices and assurances from public officials and others as we have deemed necessary or appropriate for purposes of this opinion.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) except with respect to the Bank, Funding and the Trust, the due creation, due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (ii) except with respect to Funding and the Trust, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) except with respect to Funding and the Trust, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (iv) that the Bank will have taken all necessary corporate action, Funding will have taken all necessary limited liability company action, and the Trust will have taken all necessary trust action, to cause the issuance and sale of the Notes, (v) that the issuance and sale of the Notes will not be contrary to any applicable law, rule, regulation or order, and (vi) in connection with the documents of which we have reviewed a form, that all blanks contained in such documents will be properly and appropriately completed, and optional provisions included in such documents will be properly and appropriately selected, and as executed, such documents will conform with the forms of the documents reviewed by us.

This opinion is limited to the laws of the State of Delaware and United States of America federal law, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when the Notes of each Series have been duly executed, authenticated and delivered in accordance with the Indenture, paid for, and sold in the manner described in the Registration Statement, any amendment thereto and the Prospectus and prospectus supplements relating thereto, the Notes of such Series will be legally issued, fully paid, nonassessable and binding obligations of the Trust, and the holders of the Notes of such Series will be entitled to the benefits of the Indenture, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer and conveyance, moratorium and other laws relating to or affecting the rights of creditors generally, general principles of equity, including,

FIA Card Services, National Association

BA Credit Card Funding, LLC

October 23, 2006

without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered and applied in a proceeding in equity or at law, and safety and soundness requirements.

We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Bank of the Registration Statement under the Act. We hereby consent to the filing of this opinion with the Securities and Exchange Commission. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

WAY/TCB